                                 SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant

Check the appropriate box:

/ / No fee required

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               PLASMA-THERM, INC.
              (Name of Registrant as Specified in its Charter)

                               PLASMA-THERM, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which trnasaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (setforth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5)   Total fee paid:

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:

    3)   Filing Party:

    4)   Date Filed:

                               PLASMA-THERM, INC.
                            10050 16th Street North
                            St. Petersburg, FL 33716
                                 (813) 577-4999


                    Notice of Annual Meeting of Shareholders
                           to be held on May 6, 1997



TO THE SHAREHOLDERS:


         The Annual Meeting of Shareholders of Plasma-Therm, Inc. (the "Company") will be held at the Company's headquarters, 10050 16th Street North, St. Petersburg, Florida 33716, on Tuesday, May 6, 1997, at 10:00 a.m., Local Time, for the following purposes:

               1. To elect three directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

               2. To consider and act upon proposed amendments to the Company's 1995 Stock Incentive Plan; and

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has selected the close of business on March 7, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting and any adjournment or postponement thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AT THE MEETING AND VOTING BY WRITTEN BALLOT IN PERSON.


                                              By Order of the Board of Directors




                                                   Diana M. DeFerrari, Secretary


Dated:   March 28, 1997

                               PLASMA-THERM, INC.

                            10050 16th Street North
                         St. Petersburg, Florida 33716
                                 (813) 577-4999
                      ------------------------------------
                                PROXY STATEMENT
                                      for
                         Annual Meeting of Shareholders
                                  May 6, 1997
                      ------------------------------------


         This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Plasma-Therm, Inc., a Florida corporation (the "Company"), for the Annual Meeting of Shareholders to be held at the Company's headquarters, 10050 16th Street North, St. Petersburg, Florida 33716, on Tuesday, May 6, 1997 at 10:00 a.m., Local Time, and at any postponements or adjournments thereof (the "Meeting" or the "Annual Meeting"). The approximate date on which this Proxy Statement and the accompanying form of proxy will be first sent or given to Shareholders is March 28, 1997.

         The record date for determining Shareholders entitled to vote at the Meeting has been fixed as the close of business on March 7, 1997 (the "Record Date"). As of the Record Date, there were 10,595,061 shares of the Company's common stock, $.01 par value ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock owned at the Record Date entitles the holder to one vote. There is no other class of voting securities outstanding. Votes may not be cumulated in the election of directors. The presence, in person or by proxy, at the Meeting of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for purposes of the Meeting.

         A form of proxy is enclosed for use at the Annual Meeting. If the enclosed proxy is properly executed and returned prior to the vote at the Annual Meeting (and is not revoked prior to such vote), the shares represented thereby will be voted in accordance with the instructions marked thereon. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of the nominees for directors named below, "FOR" the proposed amendments to the Company's 1995 Stock Incentive Plan and by the proxies in their discretion on any other matters to come before the Meeting. Any proxy given may, however, be revoked by the stockholder executing it at any time before it is voted by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Meeting and voting by written ballot in person.

         The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and employees of the Company may solicit proxies by such methods without additional remuneration. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock.


                             ELECTION OF DIRECTORS
                                  (ITEM NO. 1)

         Three directors are to be elected at the Meeting to serve until the next annual meeting and until their successors are duly elected and qualified. The persons named in the accompanying form of proxy intend to vote the shares represented by the proxy for the election as directors of the three nominees named below, unless authority to vote for any nominee is withheld in the proxy. Although the Board of Directors does not contemplate that any of the nominees named will be unavailable for election, in the event a vacancy in the slate of nominees results from an unexpected occurrence, it is presently intended that the proxy will be voted for the election of a nominee who shall be designated by the Board.

         The following persons have been nominated for election as directors for terms of office expiring at the next Annual Meeting of Shareholders.

         RONALD H. DEFERRARI, Age 56, founder of the Company, has served as Chairman of the Board of Directors since the Company's formation in 1975. At the present time, he is also the Chief Executive Officer, Chief Financial Officer and Treasurer of the Company. Mr. Deferrari served as President of the Company from 1975 to 1995. He is the father of Ronald S. Deferrari, President and Chief Operating Officer of the Company, and Diana M. DeFerrari, Senior Vice President and Secretary of the Company.

         ANASTASIOS S. GIANOPLUS, Age 66, has served as President of Open Retail Systems, Inc., a supplier of software systems and services to the retail industry, since July of 1995. From August 1988 to June 1995, Mr. Gianoplus was Executive Vice President of Compex Corporation, a provider of computer systems and services to government and industry, where he was responsible for the company's operations. From August 1982 to July 1988, he was Vice President for Corporate Development at Planning Research Corp. (also a provider of computer systems and services to government and industry), where he was responsible for acquisitions, divestitures and strategic development. Prior to that he held several positions with ITT Corp., the last being Director of Business Strategy for ITT's Telecommunications and Electronics Group. He has served as Director of Plasma-Therm, Inc. since 1989.

         LUBEK JASTRZEBSKI, Ph.D., Age 48, has served as Vice President in charge of development, application, marketing and sales of Semiconductor Diagnostics Inc. (SDI) of Tampa, a provider of sophisticated contamination monitoring equipment to the integrated circuit (IC) industry, since 1989 and is one of two founders of SDI. He also holds an academic appointment at the Center for Microelectronic Research at the University of South Florida, where he conducts research and teaches at the Department of Electrical Engineering. Prior to that he worked for 10 years at David Sarnof Research Laboratories in Princeton, New Jersey on advancement of processes used by the IC industry. He holds more than 40 patents and has published over 150 scientific papers. He has served as Director of Plasma-Therm, Inc. since February 1996.

         Directors will be elected by a plurality of the votes cast in person and by proxy at the Annual Meeting. That is, the nominees receiving the three highest numbers of votes for election will be elected.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors held eight meetings during the fiscal year ended November 30, 1996 ("fiscal 1996"). The Board acted once by unanimous written consent during that period. There are no standing nominating or compensation committees of the Board of Directors. The Board of Directors of the Company has an Audit Committee consisting of two members. Mr. Gianoplus is Chairman of the Audit Committee and Dr. Jastrzebski is the other member. The Audit Committee, which held one meeting during fiscal 1996, has responsibility for reviewing matters involving the retention of auditors, for overseeing internal audit matters, for responding to and resolving issues with the Company's auditors and for reporting on these issues to the Board of Directors for appropriate action. The Board of Directors of the Company also has a Stock Option Committee consisting of two members. Mr. Gianoplus is Chairman of the Stock Option Committee and Mr. Deferrari is the other member. The Stock Option Committee has responsibility for administering the Company's stock option plans. The Stock Option Committee met four times during fiscal 1996. In addition to formal meetings of the Board of Directors and its committees, the directors have frequent informal communications among themselves and with other executives regarding Board and Committee issues.

         Mr. Gianoplus and Dr. Jastrzebski are compensated at the rate of $20,000 and $15,000 per year, respectively, for services as a director. They are also entitled to reimbursement of expenses. For services on the Stock Option Committee, Mr. Gianoplus is entitled to receive a five-year option to purchase 5,000 shares of Common Stock each June 30, exercisable at 60% of the Fair Market Value (as defined) of the Common Stock on the date of grant. His option granted on June 30, 1995 is exercisable at $2.25 per share of Common Stock and his option granted on June 30, 1996 is exercisable at $2.74 per share of Common Stock. For services as a director, Dr.

Jastrzebski received a three-year option grant on April 30, 1996 for 5,000 shares of Common Stock, exercisable at 100% of the Fair Market Value of the Common Stock on the date of grant. This option is exercisable at $3.87 per share of Common Stock.

         Mr. Deferrari receives no separate compensation for services as a director.

REPORT OF THE DIRECTORS REGARDING COMPENSATION

         The Board of Directors reviews annually the compensation to be paid to the Company's executive officers. In making such review, the Board of Directors evaluates information supplied by management. The compensation provided by the Company to executive officers includes salary, stock options and bonuses. The Company's compensation policies are structured to enable the Company to attract, retain and motivate highly qualified executive officers and to reward contributions to the Company's success. The objective is to provide a management team that will consistently produce superior results for the Company and its shareholders. The Board of Directors negotiates employment agreements, including provisions for salary and bonuses, with each of the Company's executive officers. Currently, pursuant to the Company's employment agreements with its executive officers, each executive officer receives a fixed annual base salary and a bonus equal to a fixed percentage of the Company's net earnings for each fiscal year during the term of the agreement.

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a tax deduction to a public company for compensation over $1 million annually (the "Million Dollar Cap") paid to its chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Board of Directors' current policy is to structure the performance-based portion of the compensation of the Company's executive officers (currently consisting of stock option grants and cash bonuses) in a manner that complies with Section 162(m) whenever possible and appropriate, in the judgment of the Board of Directors. Because the current composition of the Board of Directors and, therefore, the Stock Option Committee, does not include two directors who are outside directors for Section 162(m) purposes, any income attributable to the exercise of options granted under the 1995 Stock Incentive Plan by the current Board of Directors or Stock Option Committee will not be treated as performance-based compensation and, therefore, will not be afforded the performance-based exemption from the Million Dollar Cap. However, the Board of Directors does not currently believe that it is likely that the options granted under the 1995 Stock Incentive Plan will cause the annual compensation of any named executive officer to be more than $1,000,000, although no assurances in that regard can be given.

         Salary. The Board of Directors' policy is to negotiate salaries in relation to the contribution of each incumbent and to grant merit increases based on individual performance. The Board of Directors considers the financial condition of the Company, earnings in an absolute manner and in relation to the previously established business plan, other measures of business success and the degree of difficulty in achieving these levels. Executive officer compensation for the last three years is described on page 6.

         Stock Options/Bonuses. The Board of Directors believes that providing a portion of an executive's annual incentive compensation in the form of stock options in addition to cash bonuses encourages the executive to share with outside shareholders the goals of increasing the value of the Company's stock and contributing to the success of the Company. The Board of Directors encourages stock ownership by management. Option grants are based upon the contributions of each individual executive toward achievement of corporate and individual goals during the previous fiscal year. Executive officer stock option grants for the last three years are listed on page 8. Similarly, bonus formulae are based on the Company's net earnings, instead of other measures of performance, because net earnings have a significant effect on the market price of the Common Stock.

         In May 1994, the Company entered into a three-year employment agreement with Ronald H. Deferrari. Pursuant to the agreement, Mr. Deferrari receives $150,000 in base salary per year and a bonus equal to 3% of the Company's net earnings, for each fiscal year during the term of the agreement, such bonus not to exceed $100,000. In June 1995, Mr. Deferrari's bonus percentage was decreased from 5% to 3% of the Company's fiscal year net earnings. Mr. Deferrari suggested such decrease so that certain other key employees could receive bonuses without increasing the overall size of the bonus pool. In January 1997, the Board of Directors resolved to permit Mr. Deferrari's employment agreement to renew automatically, in accordance with its terms, for an additional three year term. His employment agreement is more fully described in footnotes 1 and 3 to the Summary Compensation Table.

         In May 1994, the Company entered into a three-year employment agreement with Ronald S. Deferrari. The agreement was amended in June 1995 to reflect Mr. Deferrari's promotion from Executive Vice President to President. Pursuant to this agreement, Mr. Deferrari is entitled to receive $160,000 per year in base salary and an annual bonus equal to 5% of the Company's fiscal year net earnings, such bonus not to exceed $150,000. In addition, Mr. Deferrari is entitled to receive reimbursement for two automobiles. In January 1997, the Board of Directors resolved to provide Mr. Deferrari with a new employment agreement for a three-year term, with an increase in the bonus compensation cap to $250,000. His current employment agreement is more fully described in footnotes 1, 2 and 4 to the Summary Compensation Table.

         In February 1995, the Company entered into an employment agreement with Diana M. DeFerrari. The agreement was amended, effective September 18, 1996, to reflect Ms. DeFerrari's promotion from Vice President of Administration to Senior Vice President. Pursuant to this agreement, Ms. DeFerrari is entitled to receive $101,000 per year in base salary and an annual bonus equal to 2.5% of the Company's fiscal year net earnings, such bonus not to exceed $100,000 annually. Ms. DeFerrari's employment agreement is more fully described in footnotes 1 and 6 to the Summary Compensation Table.

         In February 1996, the Company entered into an employment agreement with Curt Barratt, pursuant to which Mr. Barratt was entitled to receive $110,510 per year in base salary and an annual bonus equal to 1% of the Company's fiscal year net earnings, such bonus not to exceed $75,000. Pursuant to an amendment to the agreement, which was effective September 18, 1996, Mr. Barratt's annual base salary was increased to $125,000 and his annual bonus was increased to 2.5% of fiscal year net earnings, such bonus not to exceed $75,000. Mr. Barratt's employment with the Company terminated effective November 18, 1996. His employment agreement is more fully described in footnotes 1, 8 and 9 to the Summary Compensation Table.

         The Company entered into a new employment agreement with Edmond A. Richards for a three-year term, commencing as of January 22, 1997. Under the agreement, Mr. Richards is entitled to receive $146,772 per year in base salary and an annual bonus equal to 0.5% of the Company's fiscal year net earnings, such bonus not to exceed $50,000 annually. Mr. Richard's employment agreement is more fully described in footnotes 1 and 7 to the Summary Compensation Table.

         The Company entered into an employment agreement with Stacy L. Wagner for a three-year term, commencing as of January 22, 1997. Under the agreement, Ms. Wagner is entitled to receive $70,000 per year in base salary and an annual bonus equal to 1.0% of the Company's fiscal year net earnings, such bonus not to exceed $50,000 annually. If the agreement is terminated due to death or disability or by the Company without cause, Ms. Wagner is entitled to receive full compensation for the then remaining term of the agreement. In the event of a change in control (as that term is defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 12 months remaining in the term from the time of the change in control; and (b) Ms. Wagner commits to continue to perform her duties under the agreement for 12 months after the time of the change in control after which she may terminate the agreement without a loss of benefits, as if the Company had terminated the agreement without cause.


                                          Members of the Board of Directors:

                                          Ronald H. Deferrari, Chairman
                                          Anastasios S. Gianoplus
                                          Lubek Jastrzebski, Ph.D.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares cumulative total stockholder return on Company Common Stock for the five years in the period ended November 30, 1996 with that of The Nasdaq Stock Market (U.S. Companies) Composite Index (the "Composite Index") and a peer group stock performance index defined as follows: SIC Index No 3500-3599 (industrial and commercial machinery and computer equipment companies)(the "Peer Group"). The graph shows the comparative values for $100 invested on November 30, 1991.



                              Total Return
         ----------------------------------------------------
Year     Plasma-Therm, Inc.   Composite Index      Peer Group
         ------------------   ---------------      ----------
1991           100.00               100.00          100.00
1992           106.30               126.00          139.50
1993           725.00               145.80          142.90
1994           925.00               146.10          160.60
1995           637.50               208.30          277.10
1996           737.50               255.20          347.90

Source: Center for Research in Security Prices (CRSP), The University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, IL 60637

MANAGEMENT COMPENSATION

         Set forth below is information regarding the cash and noncash compensation for the last three fiscal years earned by or awarded to the Company's Chief Executive Officer, the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 and one additional individual who would have been one of the Company's four most highly compensated officers except that he was not serving as an officer at the end of fiscal 1996 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                 Annual Compensation                 Long Term Compensation
                                 -------------------                 ----------------------
          (a)          (b)    (c)        (d)             (e)            (f)            (g)            (h)
                                                     Other Annual     Restricted    Securities
       Name and                                      Compensation       Stock       Underlying     All Other
 Principal Position   Year  Salary($)   Bonus($)(1)     ($)(2)         Awards($)    Options(#)   Compensation($)
 ------------------   ----  ---------   --------     ------------     ----------    ----------   ---------------
Ronald H. Deferrari,  1996   150,000      99,357        36,306         -               -               -
CEO, CFO,             1995   150,000      44,146        33,284         -               -               -
Treasurer (3)         1994   150,000      53,688        25,931         -               -               -

Ronald S. Deferrari,  1996   160,000     150,000         8,334         -            150,000
President, COO (4)    1995   146,340      53,006         5,613         -             70,000            -
                      1994   112,539      53,688         3,000         -             25,000          57,626(5)

Diana M. DeFerrari,   1996   101,000      82,797             -         -            150,000
Sr. Vice President,   1995    93,119      20,378         1,500         -             20,000            -
Secretary (6)         1994    56,553      10,738         5,600         -             10,000            -

Edmond A. Richards,   1996   144,779       3,671         3,240         -             18,000
Vice President of
Engineering (7)

Curtis A. Barratt,(8) 1996   108,814      57,815             -         -            150,000           2,404(9)
Former Sr. Vice       1995   101,594       4,430         4,800         -             20,000            -
President and
Chief Technical
Officer




---------------------------
(1) Reflects bonuses based on fiscal year net income. Bonuses are paid quarterly based on quarterly net income before bonuses, for the first three fiscal quarters, and are reconciled for the full fiscal year after the fiscal year end. The bonuses are subject to certain limitations, which vary among the individuals.

(2)   Automobile allowance.

(3)   In May 1994, the Company entered into an employment agreement with Ronald
      H. Deferrari, for a term of three years. The agreement was amended in June 1995, and in January 1997 the Board of Directors resolved to permit Mr. Deferrari's employment agreement to renew automatically, in accordance with its terms, for an additional three-year term. Under Mr. Deferrari's current agreement he receives $150,000 in base salary per year and a bonus equal to 3% of the Company's fiscal year net earnings, such bonus not to exceed $100,000 annually, and reimbursement for payments related to the lease or purchase of two automobiles. Upon termination of the agreement, including termination on death or disability, Mr. Deferrari is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless the termination is made by the Company based upon reasonable cause as defined in the agreement, in which event the compensation shall continue one year from the notice of termination. Mr. Deferrari is entitled to terminate the agreement in the event of a change of control of the Company, in which case Mr. Deferrari will also be entitled to receive the full compensation provided thereunder for the remainder of the agreement term.

 (4) In May 1994, the Company entered into an employment agreement with Mr. Ronald S. Deferrari, for a term of three years. The agreement was amended in June 1995 to reflect his promotion from Executive Vice President to President. Under Mr. Deferrari's employment agreement, as in effect during fiscal 1996, he was entitled to receive $160,000 per year in base salary, an annual bonus equal to 5% of the Company's fiscal year net earnings, such bonus not to exceed $150,000, and reimbursement for payments related to the lease or purchase of two automobiles. In January 1997, the Board of Directors resolved to provide Mr. Deferrari with a new employment agreement for a three-year term, commencing January 22, 1997. Under the new agreement, Mr. Deferrari is entitled to receive $160,000 per year in base salary, an annual bonus equal to 5% of the Company's fiscal year net earnings, such bonus not to exceed $250,000 annually, and reimbursement for payments related to the lease or purchase of two automobiles. If the agreement is terminated due to death or disability, Mr. Deferrari is entitled to receive full compensation for the then remaining term of the agreement. If the agreement is terminated by the Company with cause or by Mr. Deferrari without cause, Mr. Deferrari is entitled to receive a severance package of six months salary and benefits (the severance package ) as set forth in the agreement. If the agreement is terminated by the Company without cause, Mr. Deferrari is entitled to receive full compensation for the then remaining term of the agreement as well as the severance package. In the event of a change in control or change in the Board of Directors of the Company (as those terms are defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 18 months remaining in the term from the time of the change in control or change in the Board of Directors; and (b) Mr. Deferrari commits to continue to perform his duties under the agreement for 18 months after the time of the change in control or change in the Board of Directors after which he may terminate the Agreement without a loss of benefits, as if the Company had terminated the agreement without cause, except that if Mr. Deferrari terminates the Agreement in the event of a change in control or if the Company terminates the agreement subsequent to a change in control, Mr. Deferrari is entitled to receive at least 12 months of salary and benefits.

(5) Sales commissions earned by Ronald S. Deferrari under a prior agreement. Under Ronald S. Deferrari's current employment agreement described in footnote 4 above, he is not entitled to sales commissions.

(6) In February 1995, the Company entered into an employment agreement with Ms. DeFerrari for a three-year term. The agreement was amended, effective September 18, 1996, to reflect Ms. DeFerrari's promotion from Vice President of Administration to Senior Vice President. Under the agreement, Ms. DeFerrari receives $101,000 per year in base salary and an annual bonus equal to 2.5% of the Company's fiscal year net earnings, such bonus not to exceed $100,000 annually. Upon termination of the agreement, including termination on death or disability, Ms. DeFerrari is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless a termination is made by the Company based upon reasonable cause as defined in the agreement, in which event the compensation shall continue one year from the notice of termination. Ms. DeFerrari is entitled to terminate the agreement in the event of a change of control of the Company, in which case Ms. DeFerrari will also be entitled to receive the full compensation provided thereunder for the remainder of the agreement term.

(7) The Company entered into an employment agreement with Mr. Richards for a three-year term, commencing as of January 22, 1997. Under the agreement, Mr. Richards is entitled to receive $146,772 per year in base salary and an annual bonus equal to 0.5% of the Company's fiscal year net earnings, such bonus not to exceed $50,000 annually. If the agreement is terminated due to death or disability or by the Company without cause, Mr. Richards is entitled to receive full compensation for the then remaining term of the agreement. In the event of a change in control (as that term is defined in the agreement), (a) the term of the agreement will be extended, to the extent necessary, so that there are 18 months remaining in the term from the time of the change in control; and (b) Mr. Richards commits to continue to perform his duties under the agreement for 18 months after the time of the change in control after which he may terminate the Agreement without a loss of benefits, as if the Company had terminated the agreement without cause.

(8) Mr. Barratt's employment with the Company terminated effective November 18, 1996. Mr. Barratt became an executive officer of the Company in July 1995. In February 1996, the Company entered into an employment agreement with Mr. Barratt for a two-year term. Under the original terms of the agreement, Mr. Barratt received $110,510 per year in base salary and an annual bonus based on 1% of the Company's fiscal year net earnings, such bonus not to exceed $75,000 annually. Pursuant to an amendment to the agreement, which was effective September 18, 1996, Mr. Barratt's annual base salary was increased to $125,000 and his annual bonus was increased to 2.5% of fiscal year net earnings, such bonus not to exceed $75,000. The agreement provides that, in the event of termination of the agreement due to death or disability or by the Company without cause, Mr. Barratt is entitled to receive full compensation for the then remaining term of the agreement. In the event of termination by Mr. Barratt with cause (including a change in control), Mr. Barratt is entitled to receive full compensation and benefits for the then remaining term of the agreement.

 (9) Amount paid to Mr. Barratt post-termination pursuant to the terms of his employment agreement.


         The following table provides certain information regarding the stock options granted during fiscal 1996 to the named executive officers in the Summary Compensation Table.


                          OPTION GRANTS IN FISCAL 1996


                                                                                         Potential Realizable
                                           Individual Grants                              Value at Assumed
                                ------------------------------------------------           Annual Rates of
                                  Number of     % of Total                                   Stock Price
                                Securities      Options                                    Appreciation for
                                Underlying     Granted to      Exercise or                   Option Term($)
                                  Options     Employees in     Base Price     Expiration   --------------------
       Name                      Granted(#)    Fiscal Year    Per  Share($)     Date         5%            10%
      ----                      ----------    -----------    -------------   ----------   ------        -------
 Ronald H. Deferrari                --             --             --             --            --          --

 Ronald S. Deferrari               40,000          5.9           2.62         12/26/98        10,742      22,008
                                  110,000         16.1           3.87         04/30/99        67,101     140,907

 Diana M. DeFerrari                30,000          4.4           2.62         12/26/98         8,057      16,506
                                  100,000         14.7           3.87         04/30/99        61,001     128,097
                                   20,000          2.9           5.25         06/26/99        16,551      34,755

 Edmond A. Richards                 3,000           .4           2.31         01/20/99         1,092       2,294
                                   15,000          2.2           3.87         04/30/99         9,150      19,215

 Curtis A. Barratt                 20,000(1)       2.9           2.62         12/26/98         5,371      11,004
                                   75,000(1)      11.0           3.87         04/30/99        45,751      96,073
                                   20,000(2)       2.9           5.25         11/18/96          n/a         n/a
                                   35,000(2)       5.1           4.25         11/18/96          n/a         n/a





(1) Represents options for which the original expiration date, as set forth in this table, was accelerated to February 18, 1997 upon the termination of Mr. Barratt's services to the Company, in accordance with the terms of the 1995 Stock Incentive Plan. The potential realizable values shown are based on the original terms of the options.

(2) Represents options that were not vested as of Mr. Barratt's termination of services with the Company and that, therefore, expired on the date of termination in accordance with his Stock Option agreement.

         The following table provides certain information regarding stock options exercised in fiscal 1996 and 1996 stock option values for the named executive officers in the Summary Compensation Table. As of November 30, 1996, the named executive officers held beneficially, excluding their options, an aggregate of 2,223,289 shares of the Common Stock.

                        AGGREGATED OPTION EXERCISES IN
                FISCAL 1996 AND NOVEMBER 30, 1996 OPTION VALUES


     (a)                       (b)            (c)            (d)           (e)            (f)            (g)
                                                                                         Value of unexercised in-the-
                                                          Number of unexercised          money options at fiscal year
                                                          options at fiscal year end               end($)
                              Shares         Value        ---------------------------    --------------------------
                            acquired on     realized
        Name                exercise(#)       ($)         Exercisable   Unexercisable  Exercisable    Unexercisable
        ----                -----------   ------------    -----------   -------------  -----------    -------------
 Ronald H. Deferrari(1)         --             --              --            --            --           --
 Ronald S. Deferrari        40,000        141,600         180,000            --        42,700           --
 Diana M. DeFerrari         10,000          9,700         150,000        20,000        32,025           --
 Edmond A. Richards             --             --          21,000            --         4,133           --
 Curtis A. Barratt              --             --         115,000            --        21,350           --

--------------------------
(1) Does not include 400,000 shares acquired on the exercise of warrants, exercised on January 28, 1997 at an exercise price of $0.7721 per share. The closing price of the Company's Common Stock on that date was $5.50 per share.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         On November 1, 1994, Magnetran, Inc. ("Magnetran"), the Company's subsidiary located in New Jersey, entered into a five-year gross lease for approximately 17,750 square feet, with the Company's Chief Executive Officer. The premises are leased by Magnetran at an annual base rental of $86,841, which escalates 3% annually. After the initial term of the lease, Magnetran has an option to renew for five years with a 3% increase each year. The rent paid to the Chief Executive Officer for fiscal 1996 was approximately $90,000. The Company believes that the terms of the lease are generally as favorable to the Company as could be obtained from unaffiliated third parties.

COMMON STOCK OWNERSHIP

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 7, 1997 by (i) each person who is known to beneficially own more than 5% of the Company's Common Stock, computed in accordance with Securities Exchange Act Rule 13d-3; (ii) each of the Company's directors, (iii) each of the Company's named executive officers; and
(iv) all directors and executive officers of the Company as a group. The Shareholders listed possess sole voting and investment power with respect to the shares listed.

                                                     Amount         Approximate
                                                  of Beneficial      percent of
                     Name                           Ownership          Class
------------------------------------------------  ------------      ------------
 Ronald H. Deferrari                              2,428,005              22.92%
 10050 16th Street North
 St. Petersburg, FL 33716



Anastasios S. Gianoplus                             18,000(1)              (2)
8007 Algarve St
McLean, VA 22102

Lubek Jastrzebski                                    5,000(3)              (2)
450 Gulfview Blvd
Apartment 1705
Clearwater, FL 34630

Ronald S. Deferrari                                165,592(4)            1.54%
10050 16th Street North
St. Petersburg, FL 33716

Diana M. DeFerrari                                  98,792(5)              (2)
10050 16th Street North
St. Petersburg, FL 33716

Edmond A. Richards                                  31,000(6)              (2)
10050 16th Street North
St. Petersburg, FL 33716

Curtis A. Barratt                                      100                 (2)
2831 Quail Hollow
Clearwater, FL 34621

Executive officers                               2,850,489              26.18%
and directors as a group
(8 persons)



(1) Includes an option to purchase 5,000 shares at a price of $2.25 per share, which expires on June 30, 2000.

(2)      Less than 1% of the outstanding Common Stock.

(3) Represents option to purchase 5,000 shares at a price of $3.87 per share, which expires on April 30, 1999.

(4) Includes an option to purchase 30,000 shares at a price of $4.06 per share, which expires on June 26, 1998; and an option to purchase 110,000 shares at a price of $3.87 per share, which expires on April 30, 1999.

(5) Includes an option to purchase 20,000 shares at a price of $4.06 per share, which expires on June 26, 1998; and an option to purchase 20,000 shares at a price of $5.25 per share, which expires on June 26, 1999.

(6) Includes an option to purchase 3,000 shares at a price of $4.31 per share, which expires on July 20, 1998; and an option to purchase 15,000 shares at a price of $3.87 per share, which expires on April 30, 1999.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act, and the regulations thereunder, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Commission and furnish the

Company with copies of these reports. Based on the Company's review of the copies of these reports received by it and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the 1996 fiscal year were made on a timely basis.

                              APPROVAL OF PROPOSED
                               AMENDMENTS TO THE
                           1995 STOCK INCENTIVE PLAN
                                  (Item No. 2)

         The Board of Directors and the Stock Option Committee of the Company adopted the Plasma-Therm, Inc. 1995 Stock Incentive Plan on March 17, 1995 and the shareholders subsequently approved the plan at the 1995 Annual Meeting. The Board of Directors and the Stock Option Committee have proposed to amend the Plasma-Therm, Inc. 1995 Stock Incentive Plan, subject to shareholder approval, to increase the available shares of Common Stock for issuance under the plan by 1,500,000, to increase the maximum number of shares of Common Stock for which options may be granted under the plan during any fiscal year to each optionee to 500,000 shares and to permit members of the Stock Option Committee to receive discretionary, as well as formula, option grants and awards under the plan. The Plasma-Therm, Inc. 1995 Stock Incentive Plan, as amended, is hereinafter referred to as the "Plan".

         The Plan is intended as an additional incentive to directors, employees, consultants and advisors of the Company to serve the Company and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.

         Options granted under the Plan to employees, including directors who are employees, may be designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be designated as options not intended to be ISOs ("non-qualified stock options").

         The key provisions of the Plan, assuming the proposed amendments are approved by the shareholders, are as follows:

         1. Number of Shares. The maximum number of shares for which options or awards may be granted under the Plan is 2,706,757 shares of Common Stock (of which 1,628,257 shares are currently available for option or award grants), which shall be increased annually by an additional number of shares equal to 1% of the number of shares outstanding on the last day of each fiscal year; provided that the maximum aggregate number of shares to be issued under the Plan shall not exceed 3,000,000. Such increase shall be made each November 30, regardless of the number of shares remaining available for issuance under the Plan on such date. Such shares are subject to adjustment if the outstanding shares of Common Stock are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like or dividends payable in shares. No optionee may receive options for more than 500,000 shares in any fiscal year of the Company. All numbers of shares set forth in this description of the Plan are subject to adjustment under antidilution provisions.

         2. Administration. The Plan is administered in whole or in part by the Board of Directors or by one or more committees of two or more directors who may be "outside" directors as such term is defined for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors or any committee administering the Plan is referred to herein as the "Committee." The Committee has the authority to (i) determine the optionees to whom, the times at which, and the price at which, options shall be granted, (ii) the number of shares subject to the option and whether the option is an ISO or a non-qualified stock option,
(iii) approve the form and terms and conditions of the option grants. The Committee has similar authority to approve awards of shares under the Plan.

         3. Eligibility. All Company employees, members of the Board of Directors, consultants and advisors to the Company are eligible to receive options and/or awards under the Plan. The Plan provides that members of the Committee may receive non-qualified stock options automatically in accordance with the following formula: on June 30, 1995 and on each June 30th thereafter, each Committee member will receive an option for 5,000 shares. Such options will be exercisable at 60% of the fair market value of the shares on the option issuance date, will become exercisable with respect to 100% of the shares covered by the option on the first anniversary of the date of grant, and will expire five years after the date of grant. The Plan provides that a Committee member may elect not to receive a formula option grant (in which case the Committee member will receive nothing in lieu thereof) and may also revoke such election. In either case, the election or the revocation of the election will be effective only for formula option grants that otherwise were scheduled to be made after the date of the election. Mr. Ronald H. Deferrari has waived his rights to receive any formula options on June 30, 1995, 1996 and 1997. There are currently approximately one hundred sixty (160) employees, two (2) directors (exclusive of Mr. Deferrari), zero (0) consultants and zero (0) advisors to the Company who are eligible to receive grants and/or awards under the Plan.

         4. Term of Plan. No ISOs may be granted under the Plan after March 16, 2005.

         5. Term of Option. All options terminate on the earliest of: (a) the expiration of the term specified in the option document, which, in the case of an ISO, may not exceed ten years from the date of grant or five years after the date of grant if the optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company; (b) a finding by the Committee, except as otherwise provided in the optionee's option document, that the optionee has been engaged in disloyalty to the Company and has violated the Company's policies, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or services, or has disclosed trade secrets or confidential information of the Company; (c) the date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company; (d) the occurrence of such other event or events as may be set forth in the option document as causing an accelerated expiration of the option; or (e) except as otherwise set forth in a particular option document, options will terminate three months after the optionee's employment or service with the Company terminates for any reason other than disability or death, or one year after such termination due to the optionee's disability or death.

         6. Option Price. The option price for non-qualified stock options may be less than, equal to, or greater than the fair market value of the shares subject to the option on the date that the option is granted, and for ISOs will be at least 100% of the fair market value of the shares subject to the option on the date that the option is granted. The market value of the Common Stock was $5.25 per share at March 7, 1997. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

         7. Stock Appreciation Rights (SARs). The Committee may grant to an optionee rights to surrender to the Company, in whole or in part, an option, and to receive in exchange thereof payment by the Company of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option, or portion thereof, so surrendered over the exercise price to acquire such shares. The Committee has the sole discretion to determine whether payment is to be made in shares of Common Stock, in cash, or in a combination of Common Stock and cash. Each SAR will relate to a specific option granted under the Plan and will be granted to the optionee concurrently with the grant of the option. The formula options granted to Committee members shall contain the SAR feature.

         8. Payment. An option holder may pay for shares covered by an option in cash or by certified or cashier's check payable to the order of the Company or by such other mode of payment as the Committee may approve, including payment through a broker in accordance with Regulation T of the Federal Reserve Board. If any payment is required by a grantee of an award, such payment may be made in cash or by certified check payable to the order of the Company or by such other mode of payment that the Committee may approve.

         9. Awards. Shares may be awarded under the Plan with or without payment of consideration in such amount as the Committee may determine. Shares may be awarded subject to various conditions -- e.g., that the shares may be reacquired by the Company in return for the consideration (if any) paid by the recipient of the award upon the recipient's termination of employment or other relationship with the Company, with such reacquisition rights of the Company lapsing in installments over time.

         10. Option Document; Award Document; Restriction on Transferability
All options will be evidenced by a written option document containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. No option granted under the Plan may be transferred, except by will or the laws of descent and distribution; provided that a non-qualified stock option may be transferred pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended, or to certain family members or family related entities as described in the Plan. All awards granted pursuant to the Plan will be evidenced by a written award agreement in a form as the Committee will approve, which agreement will comply with terms and conditions as the Committee may require as long as these terms and conditions are not inconsistent with the terms of the Plan.

         11. Provisions Relating to a "Change of Control ." Notwithstanding any other provision of the Plan, in the event of a "Change of Control" (as defined in the Plan), the Committee may accelerate the expiration and/or exercisability of individual options. Such acceleration will apply automatically to the formula options granted to the Committee members and with respect to those optionees who, in the good faith determination of the Board of Directors, are likely to have their relationship with the Company terminated (including constructive termination through a significant decrease in authority, responsibility, or overall total compensation) as a result of such change of control.

         12. Amendments to the Plan or Option and Award Document's Interpretation. Subject to certain limitations in the Plan, the Board of Directors may amend the Plan or an option or award from time to time in such manner as it may deem advisable, provided that no option or award document may be amended in a manner adverse to the interest of the holder without the consent of the holder. The Committee has the power to interpret the Plan and adopt rules and regulations for its administration.

         13. Tax Aspects of the Plan. The following discussion is intended to summarize briefly the general principles of Federal income tax law applicable to options granted under the Plan. A recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income is generally subject to a maximum effective rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

         As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

         The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, for a taxpayer subject to the alternative minimum tax, the alternative minimum tax rate varies between 26% and 28% depending upon the amount of alternative minimum taxable income. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

         A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

         In the case of SARs, the Company is of the opinion that the holder will not realize any compensation income at the time of grant. However, the fair market value of stock or cash delivered pursuant to the exercise of such SARs will be treated as compensation income taxable to the employee at the time of exercise, and the Company will be entitled to a deduction under the Code at the time and equal to the amount of compensation income that is realized by the holder.

         Section 162(m) generally limits the deductibility of compensation paid to certain employees ("Covered Employees") of any publicly held company to the extent such compensation exceeds the Million Dollar Cap. Income recognized as a result of the exercise of a stock option by a Covered Employee would normally be taken into account for this purpose. However, if an option is granted pursuant to a plan which meets certain requirements, relating both to the terms of the plan and to its administration by "outside directors," any income attributable to the exercise of the option will be treated as "performance-based compensation" to which the Million Dollar Cap does not apply. The Board of Directors' current policy is to structure the performance-based portion of the compensation of the Company's executive officers (including grants of stock options under the Plan) in a manner that complies with Section 162(m) whenever possible and appropriate, in the judgment of the Board of Directors. Because the current composition of the Board of Directors and, therefore, the Stock Option Committee, does not include two directors who are outside directors for Section 162(m) purposes, any income attributable to the exercise of options granted under the Plan by the current Board of Directors or Stock Option Committee will not be treated as performance-based compensation and, therefore, will not be afforded the performance-based exemption from the Million Dollar Cap. However, the Board of Directors does not currently believe that it is likely that the options granted under the Plan will cause the annual compensation of any named executive officer to be more than $1,000,000, although no assurances in that regard can be given.

         The following table sets forth the total number of options that have been received by or allocated to the persons listed below under the Plan.

                                  Plan Benefits

Name                                                             Number of Securities Underlying Options
----                                                             ---------------------------------------
Ronald H. Deferrari                                                                  0
Chairman of the Board of Directors, CEO,
CFO, Treasurer, nominee for Director

Anastasios S. Gianoplus                                                         30,000(1)
Director, nominee for Director

Lubek Jastrzebski                                                               25,000
Director, nominee for Director

Ronald S. Deferrari                                                            370,000
President, COO

Diana M. DeFerrari                                                             170,000
Senior Vice President, Secretary

Edmond A. Richards                                                              71,000
Vice President of Engineering

Stacy L. Wagner                                                                101,000
Vice President of Finance

Curtis A. Barratt                                                              170,000(2)
Former Senior Vice President and
Chief Technical Officer

Current Executive Officers as a Group                                          712,000

Non-Employee Directors as a Group                                               55,000

Non-Executive Employees as a Group                                             308,500

---------------------------------------------------------
(1) Excludes future automatic formula option grants pursuant to the Plan.

(2) 150,000 shares have expired as a result of Mr. Barratt's termination of employment with the Company, in accordance with the terms of the options.


VOTE REQUIRED

    The proposed amendments to the Plan will be adopted by the shareholders if a majority of the votes cast at the Annual Meeting on the proposal to adopt the proposed amendments to the Plan are in favor of adoption. For the purpose of determining the vote on this proposal, broker non-votes and abstentions will not be included in calculating whether the majority of the votes cast was for or against adoption.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSAL TO APPROVE THE PLAN.


                              SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at the address appearing on the first page of this proxy statement by November 28, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Grant Thornton LLP served as independent public accountants for the Company for its most recently completed fiscal year and has been selected by the Board of Directors to serve in such capacity for the current fiscal year. A representative of Grant Thornton is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                               PLASMA-THERM, INC.

                           1995 STOCK INCENTIVE PLAN

                      AS ADOPTED BY THE BOARD OF DIRECTORS

                         AND THE STOCK OPTION COMMITTEE

                               ON MARCH 17, 1995

            AND AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 1997


                    1. Purpose. Plasma-Therm, Inc., a Florida corporation (the "Company"), hereby amends and restates the Plasma-Therm, Inc. 1995 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $.01 per Share (the "Common Stock") and through the transfer or issuance of Common Stock. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

                    2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                        (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                        (b) "Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan.

                        (c) "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

                        (d) "Board of Directors" means the Board of Directors of the Company.

                        (e) "Change of Control" shall have the meaning as set forth in Section 10 of the Plan.

                        (f) "Code" means the Internal Revenue Code of 1986, as amended.

                        (g) "Committee" shall have the meaning set forth in
Section 3 of the Plan.

                        (h) "Common Stock" shall have the meaning set forth in
Section 1 of the Plan.

                        (i) "Company" means Plasma-Therm, Inc., a Florida corporation.

                        (j) "Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code.

                        (k) "Employee" means an employee of the Company or an Affiliate.

                        (l) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

                        (m) "Grantee" shall mean a person to whom an Award has been granted pursuant to the Plan.

                        (n) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of
Section 422(b) of the Code.

                        (o) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is a "non-employee director" as that term is defined in paragraph (b)(3) of Rule 16b-3 [and an "outside director" as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code].

                        (p) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                        (q) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

                        (r) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                        (s) "Option Document" means the document described in
Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

                        (t) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

                        (u) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                        (v) "SAR" shall have the meaning set forth in
Section 12 of the Plan.

                        (w) "Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

                        (x) "Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

                    3. Administration of the Plan. The Board of Directors may designate a committee or committees composed of two or more of directors, each of whom is a Non-employee Director, to operate and administer the Plan with respect to all or a designated portion of the participants. Any such committee designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." With the exception of the timing of grants of Options, the price at which Shares may be purchased, and the number of Shares covered by Options granted to each member of the Committee, all of which shall be as specifically set forth in Section 9, the other provisions set forth herein, as it pertains to members of the Committee, may be administered by the Board of Directors.

                        (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.

                         (b) Exculpation. No member of the Board of Directors
shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards under the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member's duty of loyalty to the Company, an Affiliate, or the Company's stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) acts or omissions that would result in liability under applicable law, and
(iv) any transaction from which the member derived an improper personal benefit.

                         (c) Indemnification. Service on the Committee shall
constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or By-law in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

                         (d) Interpretation. The Committee shall have the power
and authority to interpret the Plan and to adopt rules and regulations for its administration that are not inconsistent with the express terms of the Plan. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

                    4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

                    5. Eligibility. All Employees, members of the Board of Directors and consultants and advisors to the Company shall be eligible to receive Options and Awards hereunder. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee.

                    6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is 2,706,757 (including Options and Awards granted under the Plan prior to the effective date of this amended and restated Plan), increased on November 30 of each year from and including November 30, 1997 by a number of shares equal to one percent (1%) of the number of shares of Common Stock outstanding on such date; provided, however, that any such increase shall be made only to the extent that the Company has sufficient authorized and unreserved Common Stock for such purpose; and further provided that the maximum aggregate number of Shares to be issued under the Plan shall not exceed 3,000,000. Such increase shall be made each November 30, regardless of the number of shares remaining available for issuance under the Plan on such date. The number of shares which may be issued under the Plan shall be further subject to adjustment in accordance with Section
11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

                    7. Term of the Plan. The Plan (as amended and restated herein) is effective as of May 6, 1997, provided it is approved on or about such date by the stockholders in the manner required by state law. If the Plan is not so approved by the stockholders, this amended and restated Plan shall be null and void and the Plan as in effect without regard to this amendment and restatement shall continue in effect under its own terms. No ISO may be granted under the Plan after March 16, 2005.

                    8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to members of the Committee, except as otherwise provided in Subsection 9(c).

                            (a) Number of Option Shares. Each Option Document
shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Optionee shall be granted Options during one fiscal year of the Company for more than Five Hundred Thousand (500,000) Shares (such number to be subject to adjustment in accordance with Section 11).

                            (b) Option Price. Subject to the provisions of
Section 9 hereof, each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                            (c) Exercise. No Option shall be deemed to have been
exercised prior to the receipt by the Company of written notice of such exercise and (unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board) of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act),
(b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available,
(C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                            (d)  Medium of Payment.  Subject to the terms
of the applicable Option Document, an Optionee shall pay for Shares (i) in cash,
(ii) by certified or cashier's check payable to the order of the Company, or
(iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by Section 12. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the

Optionee shall represent (i) the Shares in respect of which payment is made, and
(ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                (e) Termination of Options.

                    (i) No Option shall be exercisable after the first to occur of the following:

                         (A) Expiration of the Option term specified in the
Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                         (B) Except to the extent otherwise provided in an
Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                         (C) The date, if any, set by the Board of Directors as
an accelerated expiration date in the event of the liquidation or dissolution of the Company; or

                         (D) The occurrence of such other event or events as may
be set forth in the Option Document as causing an accelerated expiration of the Option.

                         (E) Except as otherwise set forth in the Option
Document and subject to the foregoing provisions of this Subsection 8(e), three months after the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or one year after such termination due to Optionee's Disability or death. With respect to this Subsections 8(e)(i)(E), the only Options that may be exercised during the three-month or one-year period, as the case may be, are Options which were exercisable on the last date of such employment or service and not Options which, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary. The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

                    (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                                (iii) Notwithstanding anything to the contrary
contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

                        (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, an Option, other than an ISO, shall be transferrable pursuant to a "qualified domestic relations order" as defined in the Code and also shall be transferrable, without payment of consideration, to (a) immediate family members of the holder (i.e. spouse or former spouse, parents, issue, including adopted and "step" issue or siblings),
(b) trusts for the benefit of immediate family members, and (c) partnerships whose only partners are such family members. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

                        (g) Limitation on ISO Grants. To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISO's under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISO's shall, to the extent of such excess, be treated as Non-qualified Stock Options.

                        (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                        (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee's or Award holder's consent if such amendment is not favorable to the Optionee or Award holder, or if such amendment has the effect of changing an ISO to a Non-Qualified Stock Option, except that the consent of the Optionee or Award holder shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 10 of the Plan, as applicable.

                    9. Special Provisions Relating to Grants of Options to members of the Committee. Options granted pursuant to the Plan to members of the Committee shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. Notwithstanding the foregoing, a Committee member may elect not to receive a formula option grant (in which case the Committee member will receive nothing in lieu thereof) and may also revoke such election. In either case, the election or the revocation of the election will be effective only for formula option grants that otherwise were scheduled to be made after the date of the election.

                            (a) Timing of Grants; Number of Shares Subject of
Options; Exercisability of Options; Option Price. Each member of the Committee shall be granted on each June 30 annually, commencing on June 30, 1995, an Option to purchase Five Thousand (5,000) Shares (such number to be subject to adjustment as provided in Section 11). Each such Option shall be a Non-qualified Stock Option becoming exercisable with respect to (100%) of the Shares covered thereby on the first anniversary of the date of grant and expiring five years after the date of grant. The Option Price shall be equal to 60% the Fair Market Value of the Shares on the date the Option is granted. The Option shall permit any method of exercise permitted by Section 12.

                            (b)  Termination of  Options Granted Pursuant to
Section 9. All Options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

                                      (i)  Expiration of five (5) years from
the date of grant;

                                      (ii) Expiration of three (3) months from
the date the Optionee's service as a director of the Company terminates for any reason other than disability or death; or

                                      (iii) Expiration of one (1) year
from the date the Optionee's service as a director terminates due to the Optionee's disability or death.

                            (c) Applicability of Provisions of Section 8 to
Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a)(provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in shares of Company Common Stock); Subsection 8(f); and Subsection 8(i).

                       10. Change of Control. Except as may be provided in an Option Document (which will take precedence over the provisions of this Section
10), in the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding (other than Options granted pursuant to Section 9), which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees, or (b) the exercisability of the Option. In the event of a Change of Control, Options granted pursuant to Section 9 shall accelerate and become exercisable immediately. Notwithstanding the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan will become automatically exercisable in full but only with respect to those Optionees who, in the good faith determination of the Board of Directors, are likely to have their relationship with the Company or any Affiliate of the Company terminated (including constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such Change of Control.

                            A "Change of Control" shall be deemed to have
occurred upon the earliest to occur of the following events:

                        (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than Ronald H. Deferrari, his children and/or their respective affiliates and their respective heirs, executors, administrators and successors, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Company's Voting Stock;

                       (ii) individuals who are Incumbent Directors cease to constitute a majority of the members of the Board of Directors ("Incumbent Directors" for this purpose being the members of the Board of Directors on the date of adoption of this Plan, provided that any person becoming a member of the Board of Directors subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director);

                       (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                        (iv) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company);

                         (v) the Company combines with another company and is
the surviving corporation but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock entitled to vote for the election of directors of the combined company (there being excluded from the number of shares held by such stockholders, but not from the voting stock of the combined company, any shares received by "affiliates", as such term is defined in the rules of the Securities and Exchange Commission, of such other company in exchange for stock of such other company); or

                       (vi) a "change of control" as defined in the form of indenture governing any indebtedness of the Company shall have occurred.

                       11.  Adjustments on Changes in Capitalization.

                            (a) In the event that the outstanding Shares are
changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

                         (b) Any adjustment under this Section 11 in the
number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

                         (c) The Committee shall have authority to determine the
adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

                     12. Stock Appreciation Rights (SARs).

                         (a) In General. Subject to the terms and conditions of
the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee the right to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such Option, or portion thereof, so surrendered (determined in the manner described in section 8(b) as of the date the SARs are exercised) over the exercise price to acquire such shares (which right shall be referred to as an "SAR"). Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with subsection 12(c) below and set forth in the Option Agreement, either in shares of Common Stock or in cash or in any combination thereof. Notwithstanding anything herein to the contrary, an Option granted to a member of the Disinterested Directors Committee pursuant to Section 9 shall provide for SARs and the Optionee shall have the right to determine the method of payment to the Optionee.

                         (b) Grant. Each SAR shall relate to a specific Option
granted under the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Agreement pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of shares of Common Stock which such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Agreement pertaining to the related Option, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of the related Option.

                         (c) Payment. The Committee shall have sole discretion
to determine whether payment in respect of SARs granted to any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof, except that the method of payment shall be determined solely by the Optionee of an Option granted to a member of the Disinterested Directors Committee pursuant to
Section 9. If payment is made in Common Stock, the number of shares of Common Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under section 8(b)) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the individual exercising an SAR in lieu of any such fractional share. If payment on exercise of an SAR is to be made in cash, the individual exercising the SAR shall receive in respect of each share to which such exercise relates an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise price for shares covered by the related Option.

                         (d) Limitations. SARs shall be exercisable at such
times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised.

                    13. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                         (a)  Number of Shares.  Each Award Agreement shall
state the number of shares of Common Stock to which it pertains.

                         (b) Purchase Price. Each Award Agreement shall specify
the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the date specified in the Award Agreement. A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

                         (c) Grant. In the case of an Award which provides for a
grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8.

                         (d)  Conditions. The Committee may specify in an
Award Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or an officer of the Company until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement, distributions made on Shares held in escrow will be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

                         (e) Lapse of Conditions. Upon termination or lapse of
each and every forfeiture condition, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender of the legended certificates held by him to the Company.

                         (f) Rights as Stockholder. Upon payment of the purchase
price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 13(c), the Grantee shall have all of the rights of a stockholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

                    14. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by the stockholders in the manner required by state law. In addition, the provisions of Section 9 that determine (i) which directors shall be granted Options pursuant to Section 9;
(ii) the amount of Shares subject to Options granted pursuant to Section 9;
(iii) the price at which shares subject to Options granted pursuant to Section 9 may be purchased and (iv) the timing of grants of Options pursuant to Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

                    15. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee as an employee, consultant or advisor of the Company or any Affiliate, as a member of the Company's Board of Directors or in any other capacity.

                    16. Withholding of Taxes. In connection with any event relating to an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligations under the Plan shall be conditioned on the Optionee's or Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

                    17. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                                                                     APPENDIX




                               PLASMA-THERM, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, a stockholder of Plasma-Therm, Inc. (the "Company"), hereby constitutes and appoints RONALD H. DEFERRRAI, A.S. GIANOPLUS, and LUBEK JASTRZEBSKI, or any of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 10050 16th Street North, St. Petersburg, Florida 33716, on Tuesday, May 6, 1997 at 10:00 a.m., and at any adjournment or postponement thereof and therein to vote all shares of the Company's common stock which the undersigned would be entitled to vote if personally present.


             (CONTINUED ON REVERSE SIDE - PLEASE SIGN ON OTHER SIDE)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                              WITHHOLD
                          FOR                 AUTHORITY
                      all nominees     to vote for all nominees      NOMINEES:
                     listed at right        listed at right          Ronald H. Deferrari
1. Election of                                                       Anastasios G. Gianoplus
   Directors.             [ ]                    [ ]                 Lubek Jastrzebski, Ph.D.
   Indicated in
   the Proxy
   Statement
(INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s)
of such nominee(s).)
---------------------------------
                                                  FOR    AGAINST    ABSTAIN
2. Proposal to further amend the Company's        [ ]      [ ]        [ ]
   1995 Stock Incentive Plan.


UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION
OF THE LISTED NOMINEES AS DIRECTORS AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

Signature:                 Date:                                  Date:
          ----------------      -----  -------------------------       --------
                                       Signature if Held Jointly

Note: Please sign exactly as your name(s) appear(s) above. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.